UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2006

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 1, 2006, the Compensation and Human Resources Committee of the Board of Directors of Lyondell Chemical Company (the “Company”) amended and restated the Company’s Executive Life Insurance Plan (the “Plan”). The Plan was primarily revised to (1) eliminate split-dollar aspects of company-paid executive life insurance, which had been previously frozen to maintain compliance with Section 402 of Sarbanes-Oxley Act of 2002 and other provisions of applicable law; (2) eliminate all forms of payment other than lump sum to maintain compliance with Section 409A of the Internal Revenue Code and other provisions of applicable law; (3) eliminate post-retirement coverage upon the attainment of age 65 for active participants and for retiree participants whose coverage is not grandfathered; and (4) eliminate and unwind optional life insurance policies with respect to active participants in the Plan, allowing such participants, including officers, to purchase additional life insurance through the company-wide program available to all employees. The new Plan will provide, in general, a lump sum death benefit to participants, including officers, during active employment and through retirement to age 65 at two or three times salary.

The Amended and Restated Executive Insurance Life Plan is filed with this Current Report on Form 8-K as Exhibit 10.7.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.7	Amended and Restated Executive Life Insurance Plan

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and
General Counsel

Date: September 1, 2006

INDEX TO EXHIBITS

Exhibit Number	Description Description

10.7	Amended and Restated Executive Life Insurance Plan